UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2014

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
West Bancorporation, Inc.'s (the “Company's”) Annual Meeting of Shareholders was held on April 24, 2014 (the "Annual Meeting"). The record date for determination of shareholders entitled to vote at the Annual Meeting was February 20, 2014. There were 15,976,204 shares of common stock outstanding as of that date, each such share being entitled to one vote. At the Annual Meeting the holders of 12,120,475 shares, or approximately 75.9 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The following proposals were voted on at the Annual Meeting:

Proposal 1 - Election of Directors

Fourteen directors were elected to serve for a one year term or until their successors are elected and qualified. The following results were reported at the Annual Meeting.

	For	Withheld	Broker Non-Votes
Frank W. Berlin	8,963,833	143,597	3,013,045
Thomas A. Carlstrom	8,973,746	133,684	3,013,045
Joyce A. Chapman	8,979,070	128,360	3,013,045
Steven K. Gaer	8,991,368	116,062	3,013,045
Michael J. Gerdin	8,979,490	127,940	3,013,045
Kaye R. Lozier	8,776,000	331,430	3,013,045
Sean P. McMurray	8,978,541	128,889	3,013,045
David R. Milligan	8,967,355	140,075	3,013,045
George D. Milligan	8,979,841	127,589	3,013,045
David D. Nelson	8,973,676	133,754	3,013,045
James W. Noyce	8,980,041	127,389	3,013,045
Robert G. Pulver	8,962,570	144,860	3,013,045
Lou Ann Sandburg	8,997,304	110,126	3,013,045
Philip Jason Worth	8,993,775	113,655	3,013,045

Proposal 2 - Approve, on a non-binding basis, the 2013 executive compensation disclosed in the Company's definitive proxy statement, which was filed on March 6, 2014.

The vote to approve the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of 2013 executive compensation	8,705,599	309,108	92,720	3,013,048

Proposal 3 - Ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the year ended December 31, 2014.

The vote to ratify the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
McGladrey LLP	12,040,020	80,204	249	2

The information contained in this report may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio, and capital ratios. Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” “anticipates,” or similar references, or references to estimates or predictions. Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission, the United States Department of the Treasury, the Federal Deposit Insurance Corporation, the Federal Reserve Board, and/or the Iowa Division of Banking; and customers' acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 28, 2014	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer